SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2004

APPLIX, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	0-25040	04-2781676

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

289 Turnpike Road, Westborough, Massachusetts 01581-2831

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:	(508) 870-0300

Not Applicable

(Former name or former address, if changed since last report)

SIGNATURES
EXHIBIT INDEX DESCRIPTION
Ex-4.2 Amend. #1 to the Rights Agreement

Explanatory Note

     This Amendment No. 1 on Form 8-K/A is being filed for the purpose of amending the following items, exhibits and portions of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 20, 2000 (the “Form 8-K”) as set forth in the pages attached hereto.

Item 5.    Other Events

     Item 5 of the Form 8-K is hereby amended to include the following:

     On February 27, 2004, Applix, Inc. (the “Company”) entered into an amendment with American Stock Transfer & Trust Company (“Amendment No. 1”) to the Rights Agreement, dated as of September 18, 2000 (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company, as Rights Agent. Amendment No. 1 amended the Rights Agreement to provide that (1) Brad Fire, (2) any person or entity deemed to be affiliated or associated with him pursuant to the terms of the Rights Agreement or (3) any person or entity with whom Brad Fire is deemed to be affiliated or associated pursuant to the terms of the Rights Agreement (such person or entity described in (2) or (3) above, an “Affiliate”) shall not be considered an “Acquiring Person”, as such term is defined in Section 1(a) of the Rights Agreement, unless and until Brad Fire together with any Affiliates becomes the beneficial owner of 20% or more of the shares of common stock of the Company then outstanding.

     Amendment No. 1 is attached hereto as Exhibit 4.2 and is incorporated herein by reference. The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 7.    Financial Statements and Exhibits

     Item 7 of the Form 8-K is hereby amended to include the following:

(c)    Exhibits

Exhibit 4.2	Amendment No. 1, dated as of February 27, 2004, to the Rights Agreement, dated as of September 18, 2000, between Applix, Inc. and American Stock Transfer & Trust Company, as Rights Agent.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2004
APPLIX, INC.

	By:	/s/ Milton A. Alpern

Milton A. Alpern Chief Financial Officer

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EXHIBIT INDEX DESCRIPTION

Exhibit No.	Description

Exhibit 4.1	Rights Agreement, dated as of September 18, 2000, between Applix, Inc. and American Stock Transfer & Trust Company, as Rights Agent (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-A filed with the Securities and Exchange Commission on September 20, 2000 (File No. 000-25040)).

Exhibit 4.2	Amendment No. 1, dated as of February 27, 2004, to the Rights Agreement, dated as of September 18, 2000, between Applix, Inc. and American Stock Transfer & Trust Company, as Rights Agent.